UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 278 Commack, New York	11725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

The Fund today announced that on Wednesday, July 20, 2022, the Board approved a liquidating distribution of $1.43 per share of the Fund’s common stock, par value $0.001 per share, or $742,901,253 in the aggregate (the “Liquidating Distribution”), which will be payable on July 29, 2022.

As previously announced, at a special meeting of stockholders held on June 27, 2019, stockholders of the Fund approved a Plan of Complete Liquidation and Dissolution (the “Plan”), pursuant to which, the Fund filed a certificate of dissolution with the Secretary of State of the State of Delaware to dissolve the Fund on October 4, 2019.

On May 28, 2020, as part of the Fund’s court-supervised wind-up proceedings pursuant to Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) pending before the Court of Chancery of the State of Delaware (the “Chancery Court”), the Fund filed a verified petition for determinations pursuant to Section 280 of the DGCL (the “Chancery Action”).

On June 23, 2022, the Company filed with the Chancery Court a Stipulation and Proposed Order Regarding Final Monetary Holdback and Security for Claim of Droplets, Inc. (the “Requested Droplets Holdback Order”) that requested entry of an order authorizing the Company to make a cash distribution to stockholders in the amount of $360,391,527, which is the amount by which the revised monetary holdback amounts for the claims asserted by Droplets, Inc. (“Droplets”), as agreed by Droplets, exceeds the total required to be reserved for such claims in the Chancery Court’s May 17, 2022 grant of Altaba’s Unopposed Motion for Certain Distributions to Stockholders. On June 23, 2022, the Chancery Court entered the Requested Droplets Holdback Order.

On June 27, 2022, the United States Court of Appeals for the Ninth Circuit (the “Ninth Circuit”) released an order affirming the settlement for the federal consumer class action brought in the United States District Court for the Northern District Court of California (the “U.S. Class Action”). In connection with the U.S. Class Action, the Company maintained a reserve of $341,250,000 (the “U.S. Class Action Holdback”). On July 19, 2022, the Ninth Circuit issued a mandate to close the U.S. Class Action and the U.S. Class Action Holdback was no longer required to be maintained.

In addition, there were certain other amounts made available for distribution upon the resolution of certain contingencies. In determining the aggregate amount to be distributed in the Liquidating Distribution, the Board also took into consideration proposed legislation changes and other contingencies affecting the Fund to determine the amount of funds to authorize for distribution.

The Liquidating Distribution represents a partial distribution of the remaining assets of the Fund. Further information regarding the amount and timing of any subsequent liquidating distributions to stockholders will be provided in subsequent press releases or filings with the SEC as such information becomes available.

A copy of the press release issued by the Fund on July 21, 2022 announcing the Liquidating Distribution is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements concerning the Fund’s liquidation and dissolution pursuant to the Plan. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of liquidating distributions; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; and the incurrence by the Fund of expenses relating to the liquidation and dissolution. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section “Principal Risks” in the certified shareholder report of registered management investment companies we filed with the SEC on February 11, 2022. Please carefully consider these factors, as well as other information contained in the Proxy Statement, and in the Fund’s periodic reports and documents filed with the SEC. The forward-looking statements included in this document are made only as of the date hereof.

The Fund does not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements and projections in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Altaba Inc., issued on July 21, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

By:	/s/Alexi A. Wellman
Name:	Alexi A. Wellman
Title:	Chief Executive, Financial and Accounting Officer

Date: July 21, 2022